Carson, Inc.
                                  64 Ross Road
                               Savannah, GA 31405


FOR IMMEDIATE RELEASE

   CARSON, INC. SIGNS MERGER AGREEMENT TO BE ACQUIRED BY SUBSIDIARY OF L'OREAL
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NEW YORK, NY, February 28, 2000 - Carson,  Inc.  (NYSE:CIC),  announced today it has signed a definitive merger agreement with Cosmair, Inc., the U.S. subsidiary of L'Oreal, S.A., of Paris, France, under which Cosmair will acquire Carson. The merger agreement provides for a cash tender offer, to commence in approximately one week, in which Cosmair will acquire all of the outstanding shares of common stock of Carson at $5.20 net per share.

The offer will be conditioned on the satisfaction of customary conditions, including the expiration or termination of the waiting period under Hart-Scott-Rodino Antitrust Improvements Act and the receipt of a majority of the shares of Company common stock.

The board of directors of Carson has unanimously approved the merger agreement and recommended that stockholders tender their shares in the offer. PaineWebber Incorporated, acting as Carson's financial advisor, has delivered its opinion to the board of directors that the price to be paid in the tender offer is fair to Carson's stockholders from a financial point of view.

If the offer is successfully completed Carson will become a wholly-owned subsidiary of Cosmair. In the merger, all shares of Carson common stock not tendered in the offer will be converted into the right to receive the cash amount payable in the offer.

Certain stockholders of Carson who together own shares representing a majority of the outstanding shares of Company common stock (which command over 80 percent of the voting power) have entered into a stockholders agreement with Cosmair requiring them to tender their shares in the offer. In the event that the offer is not successful, these stockholders have agreed to vote their shares in favor of a merger of Carson into a Cosmair subsidiary in which Carson stockholders would receive the same cash consideration per share as is payable in the offer.

"We believe this transaction to be in the best interests of Carson, its shareholders, its customers and its employees," said Malcolm Yesner, CEO, and Dr. Roy Keith, Chairman. "L'Oreal is an outstanding company in the worldwide personal care market, and while Carson has continued to make impressive progress it will have an even greater opportunity to achieve its potential than otherwise, given the increasingly highly competitive and changing nature of the global personal care market."


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Carson - 2

         Carson is the leading global manufacturer and marketer of hair and skin care products, which are specifically formulated to address the unique characteristics of people of color. Carson sells its products in the U.S. and in over 60 countries around the world under the leading brand names Dark & Lovely, Gentle Treatment, Magic Shave, and Ultra Sheen.

         Statements in this press release concerning the Company's business outlook or future economic performance, anticipated profitability, revenues, expenses or other financial items; together with other statements that are not historical facts, are "forward-looking statements" as that term is defined under Federal Securities Laws. "Forward-looking statements" are subject to risks, uncertainties and other factors which could cause actual results to differ materially from those stated in such statements. Such risks, uncertainties and factors include, but are not limited to, industry cyclicality, fluctuations in customer demand and order patterns, the seasonal nature of the business, changes in pricing, and general economic conditions, as well as other risks detailed in the Company's filings with the Securities and Exchange Commission.
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         THIS ANNOUNCEMENT IS NEITHER AN OFFER TO PURCHASE NOR A SOLICITATION OF
AN OFFER TO SELL SHARES OF CARSON. AT THE TIME COSMAIR COMMENCES ITS OFFER, IT WILL FILE A TENDER OFFER STATEMENT WITH THE U.S. SECURITIES AND EXCHANGE COMMISION AND CARSON WILL FILE A SOLICIATION/RECOMMENDATION STATEMENT WITH RESPECT TO THE OFFER. THE TENDER OFFER STATEMENT (INCLUDING AN OFFER TO PURCHASE, A RELATED LETTER OF TRANSMITTAL AND OTHER OFFER DOCUMENTS) AND THE SOLICITATION/RECOMMENDATION STATEMENT WILL CONTAIN IMPORTANT INFORMATION WHICH SHOULD BE READ CAREFULLY BEFORE ANY DECISION IS MADE WITH RESPECT TO THE OFFER. THE OFFER TO PURCHASE, THE RELATED LETTER OF TRANSMITTAL AND CERTAIN OTHER OFFER DOCUMENTS, AS WELL AS THE SOLICATION/RECOMMENDATION STATEMENT, WILL BE MADE AVAILABLE TO ALL SHAREHOLDERS OF CARSON, AT NO EXPENSE TO THEM. THE TENDER OFFER STATEMENT (INCLUDING THE OFFER TO PURCHASE, THE RELATED LETTER OF TRANSMITTAL
AND  ALL  OTHER   OFFER   DOCUMENTS   FILED   WITH  THE   COMMISSION)   AND  THE
SOLICITATION/RECOMMENDATION STATEMENT WILL ALSO BE AVAILABLE FOR FREE AT THE COMMISSION'S WEBSITE AT WWW.SEC.GOV.

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Contact:  Robert Pierce, CFO                     Steven S. Anreder
          Carson, Inc.                           Anreder Hirschhorn Silver & Co.
          (912) 651-3808                         (212) 532-3232
                                                 sanreder@ahscompany.com
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